UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2008

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NNN 2003 Value Fund, LLC is managed by Grubb & Ellis Realty Investors, LLC, or GERI, an indirect wholly-owned subsidiary of Grubb & Ellis Company. GERI, as manager of NNN 2003 Value Fund, LLC, had previously appointed its chief financial officer, Francene LaPoint, to serve as the principal financial officer of NNN 2003 Value Fund, LLC. On September 11, 2008, Ms. LaPoint, who also serves as executive vice president of accounting and finance of Grubb & Ellis Company, notified Grubb & Ellis Company that she was resigning as an employee of Grubb & Ellis Company and its subsidiaries, effective October 3, 2008.

In connection with Ms. LaPoint's notice of resignation, GERI has appointed Michael J. Rispoli as chief financial officer of GERI and principal financial officer of NNN 2003 Value Fund, LLC effective October 3, 2008.

Mr. Rispoli, age 36, currently serves and will also continue to serve as Grubb & Ellis Company's senior vice president, strategic planning and investor relations. Mr. Rispoli joined NNN Realty Advisors, Inc., or NNN, the managing and sole member of GERI, in May 2007 prior to NNN’s December 2007 merger with Grubb & Ellis Company. From 2004 to 2007, Mr. Rispoli was executive director and corporate controller of Conexant Systems, Inc., a publicly traded semiconductor company with $1 billion in annual revenue. Prior to such time, Mr. Rispoli spent two years as assistant controller of GlobespanVirata, Inc., which merged with Conexant Systems, Inc. in February 2004. Mr. Rispoli began his career as manager of audit and business assurance services at PricewaterhouseCoopers LLP in 1993. A certified public accountant, Mr. Rispoli holds a bachelor’s degree from Seton Hall University.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

September 17, 2008	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer